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                                                                   EXHIBIT 99.1


                          GEORGIA-PACIFIC CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR SPECIAL MEETING TO BE HELD ON   , 1997

The undersigned hereby appoints A.D. Correll, James F. Kelley and Kenneth F. Khoury, jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock of GEORGIA-PACIFIC CORPORATION owned of record by the undersigned on all matters on which the undersigned is entitled to vote which may come before the Special Meeting of Shareholders to be held at the
         , New York, New York, on             , 1997 at 11:00 a.m., local time,
and any adjournments and postponements thereof, unless otherwise specified herein.

P R O X Y
                              (Change of Address)

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(If you have written in the above space, please mark the corresponding box on the reverse side of this card)
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                  SEE REVERSE
                                      SIDE
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                            FOLD AND DETACH HERE
                    [LOGO OF GEORGIA-PACIFIC APPEARS HERE]
                                ADMISSION TICKET

                        SPECIAL MEETING OF SHAREHOLDERS

If you plan to attend the Special Meeting of Shareholders, please mark the appropriate box on the reverse of the attached Proxy Card. The meeting will be
held on           , 1997, at the            , New York, New York. The meeting
will begin promptly at 11:00 a.m., local time.

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           TO AVOID DELAY AT THE ENTRANCE, PLEASE PRESENT THIS TICKET

                                     AGENDA

                       APPROVAL OF LETTER STOCK PROPOSAL

      APPROVE THE COMPANY'S RESTATED 1995 SHAREHOLDER VALUE INCENTIVE PLAN

         APPROVE GEORGIA-PACIFIC CORPORATION/GEORGIA-PACIFIC GROUP 1997
                            LONG-TERM INCENTIVE PLAN

             APPROVE GEORGIA-PACIFIC CORPORATION/TIMBER GROUP 1997
                            LONG-TERM INCENTIVE PLAN

        APPROVE AMENDMENTS TO CERTAIN PROVISIONS OF THE GEORGIA-PACIFIC
                     CORPORATION ARTICLES OF INCORPORATION

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IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR
NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.
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                                                                            7654

[X] Please mark your votes as in this example.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                                      FOR     AGAINST    ABSTAIN
1. Approve Letter Stock Proposal                      [ ]       [ ]        [ ]
2. Approve the Company's Restated 1995 Shareholder
   Value Incentive Plan                               [ ]       [ ]        [ ]
3. Approve Georgia-Pacific Corporation/Georgia-Pacific
   Group 1997 Long-Term Incentive Plan                [ ]       [ ]        [ ]
4. Approve Georgia-Pacific Corporation/Timber Group
   1997 Long-Term Incentive Plan                      [ ]       [ ]        [ ]
5. Approve Amendments to Certain Provisions of the
   Georgia-Pacific Corporation Articles of
   Incorporation                                      [ ]       [ ]        [ ]

I PLAN TO ATTEND THE SPECIAL MEETING [ ]

CHANGE OF ADDRESS ON REVERSE SIDE    [ ]

SIGNATURE(S) ___________________________________DATE __________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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